SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 27, 2001
Date of Report (Date of earliest event reported)

INTERNATIONAL PAPER COMPANY
(Exact name of Registrant as Specified in Its charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-3157 Commission File Number	13-0872805 (IRS Employer Identification No.)

400 Atlantic Street, Stamford, Connecticut (Address of Principal Executive Offices)	06921 (Zip Code)

203-541-8000 (Registrant's Telephone Number, Including Area Code) ————————————————————————————————————— (Former Name or Former Address, if Changed Since Last Report)

SECURITIES AND EXCHANGE COMMISSION WASHINGTON D.C. 20549

Item 1.	CHANGES IN CONTROL OF REGISTRANT. N/A

Item 2.	ACQUISITION OR DISPOSITION OF ASSETS. N/A

Item 3.	BANKRUPTCY OR RECEIVERSHIP. N/A

Item 4.	CHANGES IN REGISTRANT'S DIRECTORS. N/A

Item 5.	OTHER EVENTS. N/A

Item 6.	RESIGNATIONS OF REGISTRANT'S DIRECTORS. N/A

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS. (c) Exhibits

(99.1) Slides to be presented by the company at the Deutsche Bank Basic Industries Conference on November 27, 2001 at 11:00 a.m. (EST) as well as in a public webcast at the same time and date.

Item 8.	CHANGE IN FISCAL YEAR. N/A

Item 9.	REGULATION FD DISCLOSURE.

Mr. Robert M. Amen, executive vice president of International Paper Company, will speak at a Deutsche Bank Basic Industries Conference on November 27, 2001 at 11:00 a.m. (EST). His presentation will also be webcast at that time.

Mr. Amen will give a brief overview of company operations and discuss how the company is changing to improve its profitability and returns. As previously announced in a company press release issued on November 20, 2001, Mr. Amen’s presentation will be webcast live via the company’s Internet site at http://www.internationalpaper.com. Persons who wish to listen to the live webcast must pre-register in advance of the webcast. A replay of the webcast will be available on the company website 24 hours after the presentation.

Attached as Exhibit 99.1 are the slides to be shown to the conference attendees and also to the webcast participants.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY —————————————————— (Registrant)

Dated: November 27, 2001 Stamford, Connecticut	By /s/ Carol M. Samalin —————————— Carol M. Samalin Assistant Secretary